UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2005
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
As previously reported, on June 1, 2005 Navarre Corporation and each of its wholly-owned subsidiaries (the “Company”), entered into a $165 million Third Amended and Restated Credit Agreement with General Electric Capital Corporation acting as agent (the “Credit Agreement”). This credit agreement provides the Company with a six-year $115.0 million Term Loan B sub-facility, a $25.0 million five and one-half year Term Loan C sub-facility, and a five-year revolving sub-facility for up to $25.0 million. In addition to other payments of principle and interest, the Company has since made a prepayment of $15 million of the Term Loan B sub-facility.
On August 9, 2005, Navarre Corporation entered into two interest rate swap transactions with LaSalle Bank National Association pursuant to the terms of an ISDA Master Agreement. These transactions were entered into in order to limit exposure in connection with interest rate fluctuations that could arise out of the variable interest rate terms of the Company’s borrowings under the Term Loan B and Term Loan C sub-facilities provided pursuant to the Credit Agreement. Pursuant to the terms of the interest rate swap transactions, the Company is required to make certain quarterly fixed rate payments to LaSalle Bank calculated on a notional amount of $98,750,000 in connection with the Term Loan B sub-facility and $25.0 million in connection with the Term Loan C sub-facility, net of LaSalle Bank’s obligation to make quarterly floating rate payments referencing the same notional amounts.
By entering into the interest rate swap transactions, the Company has effectively fixed the interest rate that it will pay on all amounts owed in connection with the Term Loan B at 8.574% per annum, and all amounts owed in connection with the Term Loan C at 10.712% per annum. Presently this provides the Company with a blended fixed interest rate for the Term Loan B and Term Loan C sub-facilities of approximately 9% per annum. Notwithstanding the terms of the interest rate swap transactions, the Company is ultimately obligated for all amounts due and payable under the Credit Agreement.
As the parties are in the process of documenting these transactions, this Form 8-K will be amended in the future to incorporate that documentation.
The description of the Credit Agreement is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to the Company’s June 3, 2005 Form 8-K, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation
Please see the disclosure regarding Navarre Corporation’s entry into certain interest rate swap transactions contained under Item 1.01 above, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: August 12, 2005	By:	/s/ DIANE D. LAPP
		Name:	Diane D. Lapp
		Title:	Interim Chief Financial Officer